EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER PURSUANT TO RULE 13a-14(b) UNDER

THE SECURITIES EXCHANGE ACT OF 1934 AND SECTION 1350 OF

CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

Each of the undersigned, Brian McWilliams and Patricia Trompeter, certifies pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and Section 1350 of Chapter 63 of Title 18 of the United States Code, that (1) this quarterly report on Form 10-Q for the quarter ended October 31, 2020 of Fact, Inc. (the “Company”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and (2) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 23, 2020

/s/ Brian McWilliams
Brian McWilliams,
Chief Executive Officer

/s/ Patricia Trompeter
Patricia Trompeter
Chief Financial Officer